UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2024
Energy Vault Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4360 Park Terrace Drive, Suite 100 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 852-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NRGV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note
This Current Report on Form 8-K/A is being filed by Energy Vault Holdings, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 24, 2024 to announce the preliminary results of the Annual Meeting of Stockholders. This Amendment is being filed to disclose the final voting results received from the independent inspector of election for the Annual Meeting of Stockholders.
Item 5.07 Submission of Matters to a Vote of Security Holders
On May 24, 2024, the “Company held its Annual Meeting of Stockholders. The matters voted upon at the meeting and the final results of those votes, as informed on May 28, 2024 by the independent inspector of election of the Annual Meeting of Stockholders, were as follows:
Proposal 1 - Election of Class III Directors

	Votes For	Votes Withheld	Broker Non-Votes
Robert Piconi	57,922,906	3,283,795	24,866,123
Bill Gross	57,516,330	3,690,371	24,866,123
Proposal 2 - Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
85,261,700	745,081	66,043	—
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: May 28, 2024	By:	/s/ Josh McMorrow
Name: Josh McMorrow
Chief Legal Officer